SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York		11590
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 31, 2007, the Registrant provided notice to SMG Inc. (“SMG”) that the Registrant has elected to terminate the License Agreement between the Registrant and SMG dated as of February 28, 1994, as amended (the “License Agreement”) due to the breach of certain provisions of the License Agreement. The termination is effective July 31, 2008 (the “Termination Date”).

Previously, on April 11, 2007, and in related correspondence dated April 27, 2007, the Registrant had provided notice to SMG that SMG had breached certain of its obligations under the License Agreement. Pursuant to the terms of the License Agreement, due to SMG’s failure to cure such defaults following the delivery by the Registrant to SMG of such default notice, the Registrant is permitted to deliver a termination notice under the License Agreement, which does not provide for any material early termination penalties in the event of a default.

On August 2, 2007, the Registrant commenced an action against SMG in New York State court seeking a declaratory judgment that SMG has breached the License Agreement and that the Registrant has properly terminated the License Agreement.

The Registrant has been advised that SMG filed for declaratory judgment in Chicago, Illinois that no contract breach has occurred; however, as of the date of this filing, the Registrant has not been served with a complaint in such action.

There is no material relationship between the Registrant and any of its affiliates and SMG, other than in respect of the License Agreement described above.

 Item 8.01. Other Events.

As reported in Item 1.02 of this Form 8-K, the Registrant has terminated the License Agreement with SMG effective as of the Termination Date. Pursuant to the License Agreement, SMG provides the Registrant with the majority of the frankfurters sold by the Registrant's franchisees, licensees, food-service customers and in the Registrant's company-owned restaurants, as well as all of the frankfurters sold under the Registrant's trademarks through supermarkets and other retail outlets in the United States.

Until the Termination Date, the Registrant expects SMG to fulfill its obligations under the License Agreement; accordingly, the Registrant does not anticipate any disruption in the supply of frankfurters by SMG during this period.

Further, the Registrant expects that, prior to the Termination Date, it will have secured an alternative source(s) of supply to commence immediately following the Termination Date. Such alternative source(s) of supply may be on terms that are more or less favorable than the terms currently in effect pursuant to the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald DeVos
Ronald DeVos
Vice-President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 6, 2007